Exhibit 11.1

                          MEDIC COMPUTER SYSTEMS, INC.
              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK



                                                                                   Three Months Ended
                                                                                       March 31,

                                                                                 1997             1996
                                                                                 ----             ----

Primary:
 Weighted average number of Common Shares outstanding                       24,899,777        24,235,000
 Common Stock equivalents assuming exercise of dilutive options,
    determined by the treasury stock method                                    389,207           547,094
                                                                           ------------------------------

    Common Shares and equivalents                                           25,288,984        24,782,094
                                                                           ==============================

    Net income                                                              $3,116,000        $5,134,000
                                                                           ==============================

    Net income per Common Share                                                  $0.12             $0.21
                                                                           ==============================


Fully Diluted:
 Weighted average number of Common Shares outstanding                       24,899,777        24,235,000
 Common Stock equivalents assuming exercise of dilutive options,
    determined by the treasury stock method                                    389,207           572,500
                                                                           ------------------------------

    Common Shares and equivalents                                           25,288,984        24,807,500
                                                                           ==============================

    Net income                                                              $3,116,000        $5,134,000
                                                                           ==============================

    Net income per Common Share                                                  $0.12             $0.21
                                                                           ==============================



Note: The calculation for fully diluted earnings per share has not been included with the Consolidated Statements of Operations because fully diluted earnings per share does not differ from primary earnings per share


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